Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following are our unaudited pro forma combined balance sheet as of September 30, 2006 and our unaudited pro forma combined statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005. The unaudited pro forma combined statements have been prepared under the assumptions set forth in the accompanying notes to the unaudited pro forma combined financial statements, and give effect to the acquisition of Eagle Well Service, Inc. as if consummated on December 31, 2005 for the pro forma combined balance sheet and for the pro forma combined statements of operations as if consummated at January 1, 2005, using the purchase method. The Company is in the process of gathering additional information to finalize the fair value of assets acquired and the purchase price allocation is subject to change. The unaudited pro forma combined financial statements do not purport to represent what the results of operations would have been if such transactions had occurred on January 1, 2005.

BRONCO DRILLING COMPANY, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2006
(in thousands)

	Historical	Historical
	Bronco Drilling	Eagle Well	Pro Forma		Pro Forma
	Company,Inc.	Service, Inc.	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,309	$907	$-		$4,216

Trade receivables	58,650	2,726	-		61,376
Contract Drilling in Progress	2,814	-	-		2,814
Current deferred income taxes	126	-	-		126
Prepaid expenses and other	1,371	171	-		1,542
Total current assets	66,270	3,804	-		70,074

Property and equipment, at cost	393,526	13,095	8,305	(A)	421,948
			7,022	(C)
Less accumulated depreciation
and amortization	35,655	2,879	(2,879)	(B)	35,655
Net property and equipment	357,871	10,216	18,206		386,293

Intangible assets, net
and other	3,465	-	780	(A)	4,463
			218	(C)
Goodwill	21,280	-	-		21,280
Restricted cash	2,231	-	-		2,231
Total assets	$451,117	$14,020	$19,204		$484,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,388	$273	$-		$16,661
Accrued liabilities	9,526	59	-		9,585
Income tax payable	5,748	760	-		6,508
Current maturities of long-term debt	440	3,240	-		3,680
Total current liabilities	32,102	4,332	-		36,434

Non-current liabilities:
Long-term debt	63,880	2,260	2,500	(A)	68,640

Deferred income taxes	32,200	1,767	7,240	(C)	41,207
Total liabilities	128,182	8,359	9,740		146,281

Equity:
Common Stock	250	82	(82)	(B)	261
			11	(A)
Paid in capital	278,657	-	15,114	(A)	293,771
Stockholders' Equity	44,028	5,579	(5,579)	(B)	44,028
Total liabilities and stockholders' equity	$451,117	$14,020	$19,204		$484,341

See accompanying notes to the unaudited pro forma financial statements.

BRONCO DRILLING COMPANY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER, 2006
(Amounts in thousands, except per share amounts)

	Historical	Historical
	Bronco Drilling	Eagle Well	Pro Forma		Pro Forma
	Company, Inc.	Service, Inc.	Adjustments		Combined

Contract drilling revenues	$203,351	$15,756	$-		$219,107

Expenses:
Contract drilling	99,481	9,538	-		109,019
Depreciation and amortization	21,119	921	1,497	(D)	23,537
General and administrative	11,741	2,822	-		14,563
Total operating costs and expenses	132,341	13,281	1,497		147,119
Income from operations	71,010	2,475	(1,497)		71,988

Other income (expense):
Interest expense	(647)	(351)	(138)	(E)	(1,136)
Interest income	123	13	-		136
Gain on sale of asset	-	2,435	-		2,435
Other	185	16	-		201
Loss from early extinguishment of debt	(1,000)	-	-		(1,000)
Total other income (expense)	(1,339)	2,113	(138)		636

Income from continuing
operations and before
income taxes	69,671	4,588	(1,635)		72,624

Income tax expense	26,190	1,439	(326)	(F)	27,303

Net Income	$43,481	$3,149	$(1,309)		$45,321

Pro forma income per common share - Basic(G)	1.78				1.77

Pro forma income per common share - Diluted(G)	1.77				1.77

Weighted average pro forma shares outstanding - Basic(G)	24,467				25,537

Weighted average pro forma shares outstanding - Diluted(G)	24,505				25,575

See accompanying notes to the unaudited pro forma financial statements.

BRONCO DRILLING COMPANY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005
(Amounts in thousands, except per share amounts)

	Historical	Historical
	Bronco Drilling	Eagle Well	Pro Forma		Pro Forma
	Company, Inc.	Service, Inc.	Adjustments		Combined

Contract drilling revenues	$77,885	$15,694	$-		$93,579

Expenses:
Contract drilling	44,695	9,923	-		54,618
Depreciation and amortization	9,143	927	2,297	(D)	12,367
General and administrative	9,395	2,197	-		11,592
Total operating costs and expenses	63,233	13,047	2,297		78,577

Income from operations	14,652	2,647	(2,297)		15,002

Other income (expense):
Interest expense	(1,415)	(72)	(184)	(E)	(1,671)
Interest income	432	-	-		432
Other	53	(76)	-		(23)
Loss from early extinguishment of debt	(2,062)	-	-		(2,062)
Total other income (expense)	(2,992)	(148)	(184)		(3,324)

Income from continuing
operations and before
income taxes	11,660	2,499	(2,481)		11,678

Income tax expense	6,529	146	(139)	(F)	6,536

Net Income	$5,131	$2,353	$(2,342)		$5,142

Pro forma income per common share - Basic(G)	0.32				0.30

Pro forma income per common share - Diluted(G)	0.31				0.30

Weighted average pro forma shares outstanding - Basic(G)	16,259				17,329

Weighted average pro forma shares outstanding - Diluted(G)	16,306				17,376

See accompanying notes to the unaudited pro forma financial statements.

Bronco Drilling Company, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements
($ amounts in thousands)

The accompanying unaudited pro forma combined financial statements combine the operations of Bronco Drilling Company, Inc. (the “Company”) and Eagle Well Service, Inc. (“Eagle”). The unaudited pro forma combined financial statements include a pro forma combined balance sheet as of September 30, 2006 and pro forma combined statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005. The following notes reflect adjustments to our pro forma balance sheet to record the allocation of our purchase price to the assets acquired as if the transaction occurred December 31, 2005. The purchase price has been allocated based on the fair value of the assets acquired. The adjustments are based upon currently available information and estimates; therefore, the actual adjustments may differ from the pro forma adjustments when asset appraisals are completed. Assets included in the purchase were cash, accounts receivable, prepaid expenses and 31 workover rigs. Liabilities assumed in the acquisition were accounts payable, accrued liabilities, debt and income taxes payable. The notes also include adjustments to the combined pro forma statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005, which assumes that the acquisition had occurred January 1, 2005.

A. The allocated purchase price of $33,224 included the issuance of 1,070,390 shares of our common stock with a fair value of $15,125, cash payment of $2,500, and the assumption of debt of $5,500, liabilities of $2,859, and additional deferred income taxes of $7,240. A $2,500 loan from Fortis Capital Corp., as administrative agent, lead arranger and sole bookrunner, and a syndicate of lenders, which include the Royal Bank of Scotland plc, The CIT Group/Business Credit, Inc., Calyon Corporate and Investment Bank, Merrill Lynch Capital, Comerica Bank and Caterpillar Financial Services Corporation funded the cash payment. The revolving credit facility bears interest on the outstanding principal balance at LIBOR plus a margin that can range from 2.0% to 3.0% or, at our option, the prime rate plus a margin that can range from 1.0% to 2.0%, depending on the ratio of our outstanding senior debt to “Adjusted EBITDA” as defined in the agreement. Any outstanding principal and accrued but unpaid interest will be immediately due and payable in full on January 13, 2009. The purchase price has been allocated to cash of $907, accounts receivable of $2,726, prepaids and other of $171, property and equipment totaling $28,422, and customer lists of $998.

B. To remove historical accumulated depreciation and the capital accounts of Eagle.

C. To record a deferred tax liability due to the difference in the tax basis and book basis of the acquired property and equipment and customer lists.

D. To reflect the increase in depreciation and amortization expense resulting from the purchase price allocation to property and equipment in service and customer service lists depreciated on a straight line basis over 3 to 15 years.

E. To reflect the increase in interest expense resulting from the issuance of debt of $8,000 at 7.35% to finance a portion of the purchase price of Eagle.

F. To reflect the income tax effect of the operations of Eagle at the Federal statutory tax rate of 34% and effective state tax rate of 3.7% (net of Federal income tax effects).

G. Pro forma income (loss) per basic and diluted common share is computed based on the weighted average pro forma number of basic and diluted shares outstanding during the period.